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                                                                 EXHIBIT e(2)(b)

                                 AMENDMENT NO. 1
                                       TO
                           FIRST AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT

                                (CLASS B SHARES)

        The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated December 31, 2000, by and between AIM Investment Securities Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS


CLASS B SHARES

AIM High Yield Fund
AIM High Yield Fund II
AIM Income Fund
AIM Intermediate Government Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Total Return Bond Fund

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  December ______, 2001

                                          AIM INVESTMENT SECURITIES FUNDS


Attest:                                   By:
         ------------------------------       ----------------------------------
         Assistant Secretary                  Robert H. Graham
                                              President

                                          A I M DISTRIBUTORS, INC.


Attest:                                   By:
         ------------------------------       ----------------------------------
Assistant Secretary                           Michael J. Cemo
                                              President